                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section mark)240.14a-11(c) or
    (section mark)240.14a-12
                            FIELDCREST CANNON, INC.
                (Name of Registrant as Specified In Its Charter)
                            FIELDCREST CANNON, INC.
                   (Name of Person(s) Filing Proxy Statement)
PAYMENT OF FILING FEE (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1) Title of each class of securities to which transaction applies:
 2) Aggregate number of securities to which transaction applies:
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange
     Act Rule 0-11:
 4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                            FIELDCREST CANNON, INC.
                             326 EAST STADIUM DRIVE
                           EDEN, NORTH CAROLINA 27288
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1995
    TO THE STOCKHOLDERS OF
      FIELDCREST CANNON, INC.
         The annual meeting of stockholders of Fieldcrest Cannon, Inc. will be held at the Company's Offices at 1271 Avenue of the Americas, New York, New York, on April 24, 1995 at 10:00 a.m., for the following purposes:
          I. To elect eight directors to the Company's Board of Directors;
          II. To consider and vote upon a proposal to adopt the 1995 Employee Stock Option Plan;
          III. To consider and vote upon a proposal to amend the Director Stock Option Plan to increase the number of shares subject to annual option grant from 1,000 to 2,000 shares;
         IV. To consider and vote upon a proposal to amend the Director Stock Option Plan to extend the option exercise period for options granted under the plan in the event of a Director's termination from service on the Board;
          V. To consider and vote upon a proposal to ratify the selection of Ernst & Young as independent accountants to audit the accounts of the Company for the year ending December 31, 1995;
    and to act upon such other matters as may properly come before the meeting or any adjournment thereof.
         Only holders of Common Stock at the close of business on March 6, 1995, will be entitled to vote at the meeting or any adjournment thereof.
                                      By Order of the Board of Directors,
                                      M. KENNETH DOSS
                                      SECRETARY
Eden, North Carolina
March 22, 1995
                    IMPORTANT -- YOUR PROXY IS ENCLOSED
     Stockholders are requested to execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                                                  March 22, 1995
                           (Fieldcrest Cannon logo)
                            FIELDCREST CANNON, INC.
                             326 EAST STADIUM DRIVE
                           EDEN, NORTH CAROLINA 27288
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1995
     The enclosed proxy is solicited by the Board of Directors of Fieldcrest Cannon, Inc., a Delaware corporation (the "Company"). Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. Copies of this proxy statement and accompanying proxy card will first be mailed to stockholders on or about March 22, 1995.
     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by personal interview, telephone or other methods of telecommunication. The Company has retained Morrow & Company, Inc. ("Morrow") to assist in such solicitation. The Company has been advised that the fee of Morrow is estimated not to exceed $4,000, plus reasonable out-of-pocket costs and expenses.
     When the enclosed proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon, or if no direction is indicated, it will be voted in favor of the election of the eight nominees for director identified below, in favor of the adoption of the 1995 Employee Stock Option Plan, in favor of the amendments to the Director Stock Option Plan, and in favor of the ratification of the selection of Ernst & Young as independent accountants. Any stockholder giving a proxy has the power to revoke it at any time before it is voted.
     Only the holders of Common Stock of record at the close of business on March 6, 1995, will be entitled to vote at the meeting. On that date 8,823,852 shares of Common Stock having one vote each were outstanding.
     Under the Company's Amended and Restated By-Laws and applicable law, the holders of a majority of the shares of capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the 1995 annual meeting of stockholders. Abstentions, votes withheld for director nominees and shares held of record by a broker, as nominee ("Broker Shares"), that are voted on any matter will be included in determining the number of shares present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting. Under the Company's Restated Certificate of Incorporation, each proposal to be presented to stockholders for their consideration at the 1995 annual meeting will be approved if the holders of a majority of the votes which may be cast vote in favor of such proposal. Abstentions, votes withheld for director nominees and Broker Shares that are not properly voted will have the same effect as negative votes with respect to each proposal.

                            I. ELECTION OF DIRECTORS
     The Company's Bylaws provide that the number of directors of the Company shall be determined by resolution of the Board of Directors. The Board of Directors presently consists of eight directors. Eight persons have been nominated to serve for one-year terms and until their successors have been duly elected and qualified. Each nominee for director has indicated a willingness to being named in the proxy statement and to serve if elected, and the persons named as proxies intend to vote for such nominees absent instructions to the contrary on the enclosed proxy. However, if any nominee for director becomes unavailable for election, the persons named on the enclosed proxy intend to vote for such other person as the Board of Directors may recommend in his place. Each nominee is currently a director of the Company and has served as such since the year set forth in the table below, except for Noah T. Herndon, who served as a director of the Company from 1982 through 1993. Mr. Herndon has been nominated to replace Charles G. Horn who has declined to stand for re-election. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

                                                           DIRECTOR
NAME AND AGE                                                SINCE     BOARD COMMITTEE MEMBERSHIPS
Tom H. Barrett, 64......................................     1992     Compensation; Nominating
James M. Fitzgibbons, 60................................     1985     Executive
William E. Ford, 69.....................................     1993     Audit Review; Retirement Review
John C. Harned, 67......................................     1985     Audit Review; Compensation; Retirement Review
Noah T. Herndon, 63.....................................
S. Roger Horchow, 66....................................     1994     Audit Review; Nominating
W. Duke Kimbrell, 70....................................     1993     Executive; Compensation; Nominating
C. J. Kjorlien, 78......................................     1989     Audit Review; Retirement Review; Nominating

     TOM H. BARRETT formerly served as Chairman of the Board (from 1989 until June 1991), Chief Executive Officer (from 1988 until June 1991), President (from 1983 until April 1991) and Chief Operating Officer (from 1983 until 1988) of Goodyear Tire & Rubber Company prior to his retirement in June 1991. He is also a Director of A.O. Smith Corporation, Rubbermaid, Inc., Mutual Life Insurance Company of New York and Air Products and Chemicals, Inc., and a partner in American Investment Partners, a private investment company.
     JAMES M. FITZGIBBONS was appointed Chairman of the Company's Board of Directors and Chief Executive Officer on October 15, 1990. Mr. Fitzgibbons served as President of Amoskeag Company (from March 9, 1987 until March 6, 1992) and previously served as President and a Director of Howes Leather Company, Inc., a company which manufactures sole leather for the shoe industry. Mr. Fitzgibbons continues to serve as Chairman of Howes Leather Company, Inc., and is also a Trustee of Dreyfus Laurel Funds, which provides a variety of investment services through a series of mutual funds, and a Director of Barrett Resources Corporation, an oil and gas exploration company.
     WILLIAM E. FORD was appointed the Goodyear Executive Professor at Kent State University's College of Business Administration and Graduate School of Management in January 1994, and is presently teaching a course entitled "Strategy and Operations in a Global Economy." Mr. Ford has served as President of Bejai, Inc., a venture capital company, since 1991. He served as President of VMI, a Dutch Company producing high tech equipment for the tire industry, from 1986 until 1991. In addition, he has served as a consultant on international ventures to the United Nations and as a senior advisor to a development project in China.
     JOHN C. HARNED has been President of Bedford Advisors, Inc., a corporate financial consulting company, for more than five years. Mr. Harned also has served as Executive Vice President, Chief Financial Officer and Director of Financial Protection Services, Inc. (from 1989 - 1990), Vice President of Dartmouth College and Executive Vice President and Chief Financial Officer of Penn Central Corporation.
     NOAH T. HERNDON has been a partner for more than five years of Brown Brothers Harriman & Co., a private commercial bank and investment advisory and stock brokerage firm. Mr. Herndon served as a Director of the Company from 1982 through 1993. Mr. Herndon is also a Director of Watts Industries, Inc., and National Auto Credit, Inc.
                                       2

     S. ROGER HORCHOW has served as Chairman of R. Horchow Productions, Inc. since 1990. He was Chairman of the Horchow Collection from 1973 until 1990. He has been active in numerous civic and charitable organizations and has produced the award winning Broadway play CRAZY FOR YOU. He is also a Director of the Dallas Symphony, Public Radio International, White House Endowment Fund, Smithsonian Institution, American Institute for Public Service, Friends of Art and Preservation in Embassies, Better Business Bureau of Dallas and serves on the Board of Governors of the Yale University Art Gallery.
     W. DUKE KIMBRELL has been Chairman of the Board, Chief Executive Officer, and a Director of Parkdale Mills, Inc., a textile manufacturer, since 1961. He is also a Director of Wachovia Corporation, Inman Mills, Wrap Spun Yarns, Textile/Clothing Technology Corporation, Foundation of University of North Carolina/Charlotte, and North Carolina State Textile Foundation.
     C. J. KJORLIEN was President of West Point-Pepperell, Inc. for a number of years prior to his retirement in 1986. He is also a Director of Johnston Industries, Inc. and Service America, Inc.
                                       3

                               SECURITY OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The Company knows of no one who beneficially owns in excess of five percent of a class of the Company's voting securities except as set forth in the table below. Except as indicated in the footnotes, each stockholder set forth below has, to the best of the Company's knowledge, the sole power to vote and to dispose of the shares beneficially owned by such stockholder. Common Stock has one vote per share.

                                                                     AMOUNT AND
                                                                     NATURE OF
TITLE OF                                                             BENEFICIAL            PERCENT
CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP             OF CLASS
Common Stock   Gabelli Funds, Inc.                                     892,302  (1)            9.7%
               One Corporate Center
               Rye, New York 10580-1434
Common Stock   FMR Corp.                                               676,633  (2)            7.3%
               82 Devonshire Street
               Boston, MA 02109-3614
Common Stock   The Guardian Life Insurance Company of                  474,400  (3)            5.4%
               America
               201 Park Avenue South
               New York, NY 10003

(1) According to information contained in a statement on Schedule 13D filed with the Securities and Exchange Commission, as of February 1, 1995, Gabelli Funds, Inc., GAMCO Investors, Inc., Gabelli & Company, Inc., Safety Railway, and Mario J. Gabelli had the sole dispositive power over 892,302 shares of the Company's Common Stock (including 379,002 shares that may be acquired upon the conversion of $16,770,000 principal amount of the Company's 6% Convertible Subordinated Debentures) and sole voting power with respect to 829,302 of these shares. Mr. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons, and Gabelli Funds, Inc. is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mr. Gabelli.
(2) FMR Corp. has advised the Company that, as of January 31, 1995, it is the beneficial owner of 676,633 shares of the Company's Common Stock (including 393,333 shares of Common Stock that may be acquired upon the conversion of 230,100 shares of the Company's $3.00 Convertible Preferred Stock). FMR Corp. has sole voting power with respect to 72,479 shares and sole dispositive power with respect to all 676,633 shares.
(3) According to information contained in a statement on Schedule 13D filed with the Securities and Exchange Commission, as of February 10, 1995, The Guardian Life Insurance Company of America is the beneficial owner of 474,400 shares of the Company's Common Stock and has sole voting and dispositive power with respect to 147,100 of these shares.
                                       4

SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth certain information with respect to the beneficial ownership at March 6, 1995, of each class of equity securities of the Company, by each director, nominee for director and executive officer named in the Summary Compensation Table under the heading "Executive Compensation," below, and for all directors and executive officers of the Company as a group. Unless otherwise indicated, the individuals named below hold sole voting power and investment power as to the shares.

                                                                                           SHARES BENEFICIALLY
                                                                                        OWNED AS OF MARCH 6, 1995
                                                                                            FIELDCREST CANNON
                                                                                               COMMON STOCK
                                                                                      NO. OF                PERCENT
DIRECTORS AND NOMINEES FOR DIRECTOR                                                   SHARES                OF CLASS
Tom H. Barrett.....................................................................     4,000(1)                  *
James M. Fitzgibbons...............................................................    62,877(2)(3)(4)            *
William E. Ford....................................................................     1,700(5)                  *
John C. Harned.....................................................................     9,000(2)                  *
Noah T. Herndon....................................................................     6,000                     *
S. Roger Horchow...................................................................     1,000(5)                  *
Charles G. Horn....................................................................    45,642(2)(4)(6)            *
W. Duke Kimbrell...................................................................   109,282(5)(7)            1.24%
C. J. Kjorlien.....................................................................    26,000(2)                  *
NON-DIRECTOR EXECUTIVES:
Chris L. Kametches.................................................................    26,091(4)                  *
Robert E. Dellinger................................................................    13,400(4)                  *
R. B. Dale.........................................................................     7,638(4)(8)               *
All directors and executive officers of the Company as a group
 (17 persons, including the ones listed above).....................................   356,075(9)               3.99%

* Represents less than 1%.
(1) Includes 3,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(2) Includes 6,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(3) Includes 20,000 shares of Common Stock covered by an option that the Company granted to Mr. Fitzgibbons pursuant to a Stock Option Agreement dated as of September 11, 1991 between the Company and Mr. Fitzgibbons. The option is exercisable at $14.875 per share, which was the closing price per share of the Common Stock on the New York Stock Exchange on September 11, 1991, and may be exercised in whole or in part at any time before September 10, 1998, provided Mr. Fitzgibbons is on the date of exercise an employee of the Company. In the event of his death, the option will terminate unless exercised by Mr. Fitzgibbons' legal representative within 12 months after the date of death. The number of shares subject to the option and the option price may be adjusted in the event of certain changes in the Common Stock in order to prevent dilution or enlargement of Mr. Fitzgibbons' rights under the option.
(4) Includes outstanding shares of stock granted under the Long-Term Incentive Plan as of March 6, 1995.
(5) Includes 1,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(6) Mr. Horn resigned from the Company on March 3, 1995.
(7) Includes 51,282 shares that may be acquired upon the conversion of 30,000 shares of $3.00 Convertible Preferred Stock owned by Parkdale Mills, Inc., of which Mr. Kimbrell is a principal shareholder and the Chairman of the Board and Chief Executive Officer. Mr. Kimbrell shares voting and investment power as to all the shares owned by Parkdale Mills.
(8) Mr. Dale resigned from the Company on March 3, 1995.
                                       5

(9) Includes 30,000 shares of Common Stock that may be purchased by Directors upon the exercise of options granted under the Director Stock Option Plan, 61,628 shares that have been granted to Directors and executive officers under the Long-Term Incentive Plan and 20,000 shares covered by the option granted to Mr. Fitzgibbons as described in note (3).
                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
     During 1994, the Board of Directors held eight meetings. Each director attended more than 75 percent of the 1994 Board meetings and meetings of Board Committees of which he was a member.
     The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Board of Directors has established an Executive Committee, Audit Review Committee, Compensation Committee, Retirement Review Committee and Nominating Committee.
     The Executive Committee may exercise, during intervals between meetings of the Board, all the powers of the Board of Directors except to the extent limited by law. The Executive Committee consists of three members and did not meet during 1994.
     The Audit Review Committee consists of four members who are not salaried employees and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with their exercise of independent judgment as Audit Review Committee members. During 1994, the Audit Review Committee held three meetings. The functions of the Audit Review Committee are to recommend the engagement of the Company's independent auditors and to review with them the plan and scope of their audit for each year, the status of their audit during the year, the results of the audit when completed, the auditors' letter on their observations and recommendations to the Company and their fees for services performed. The Committee also reviews the results of the annual audit with management, both jointly with the independent auditors and separately, reviews financial statements and filings with the Securities and Exchange Commission, discusses with management the adequacy of internal controls, monitors the work of the Company's Internal Audit Department and reports to the entire Board with respect to audit-related matters.
     The Compensation Committee consists of three non-employee directors and met twice during 1994. The functions of the Committee are to review the compensation of the Company's corporate officers and to make adjustments with respect thereto. The Compensation Committee also administers other aspects of the Company's executive compensation program and makes recommendations to the full Board with respect to compensation for Board service.
     The Retirement Review Committee consists of three members and met seven times during 1994. This Committee monitors, reviews and reports to the Board on the Company's defined benefit and contribution plans, and any future, new or substituted plans, the level of benefits provided and proposed thereunder, and the investment of assets by investment managers of such plans.
     The Nominating Committee consists of four members and met informally from time to time during 1994. The function of the Committee is to make recommendations to the full Board as to the desirable number of directors and candidates to fill any positions on the Board. The Committee will consider candidates suggested by stockholders of the Company, and suggestions for candidates, accompanied by biographical information for evaluation and certain other information, should be sent to the Secretary of the Company at the address appearing on the first page of this Proxy Statement. See "Stockholder Proposals."
                           COMPENSATION OF DIRECTORS
     Effective January 1, 1994, non-employee directors of the Company are paid quarterly retainers of $4,500 and a fee of $1,000 for each Board or Committee meeting attended, except that Committee Chairmen are paid a fee of $1,500 per Committee meeting. Non-employee directors are also paid a fee of $600 for each short telephonic meeting. Directors, including employee directors, are reimbursed for travel and other expenses relating to their functions served as directors. In addition, the Company presently has a consulting arrangement with
C. J. Kjorlien pursuant to which Mr. Kjorlien provides from time to time consulting services to certain executive
                                       6
officers of the Company. During 1994, Mr. Kjorlien received $6,591 in consideration for his services under this arrangement.
DIRECTOR STOCK OPTION PLAN
     On February 7, 1990, the Board of Directors adopted, and on April 24, 1990 the stockholders approved, the Director Stock Option Plan of Fieldcrest Cannon, Inc. The purpose of the plan is to encourage and enable directors to acquire or increase their ownership of the Company's common stock and to promote a closer identification of their interests with those of the Company and its stockholders. The plan currently provides for an annual grant of an option for 1,000 shares of Common Stock to each person who is a director. The grant is made on the fifth business day after the annual meeting of stockholders. The Company has reserved 500,000 shares of Common Stock for issuance pursuant to the plan. In 1994 options for 8,000 shares were granted at a per share price of $25.625. At March 6, 1995, all of these options were outstanding and exercisable.
     The Director Stock Option Plan is proposed to be amended. See "Amendments to Director Stock Option Plan."
DIRECTOR STOCK APPRECIATION RIGHTS PLAN
     On May 22, 1994, each non-employee director was granted stock appreciation rights ("SARs") with respect to 1,000 shares of Common Stock under the plan. The SARs may be exercised up to seven years from the grant date for cash equal to the increase in the market value of the Company's Common Stock above $25.625, the closing price on May 22, 1994.
                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
     The following table sets forth the compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executives") for the years ended December 31, 1994, 1993, and 1992.

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                                                             SECURITIES
                                                                           RESTRICTED        UNDERLYING
          NAME AND                            ANNUAL COMPENSATION             STOCK           OPTIONS/            ALL OTHER
     PRINCIPAL POSITION          YEAR     SALARY ($)     BONUS ($)(A)     AWARDS ($)(B)     SARS (#)(C)      COMPENSATION ($)(D)
C. G. Horn (e)                   1994      $481,353        $ 81,830         $ 105,732       1,000/15,450           $34,284
  President and Chief            1993       515,000         174,998            93,718            1,000/0            36,296
  Operating Officer              1992       500,000         200,000            52,856            4,000/0            29,859
J. M. Fitzgibbons (f)            1994       439,966          74,794            96,646       1,000/30,000            34,284
  Chairman and Chief             1993       515,000         174,998            93,718            1,000/0            36,296
  Executive Officer              1992       500,000         200,000            52,856            4,000/0            29,859
C. L. Kametches (f)              1994       224,503          38,166            49,302            0/7,206            19,691
  Senior Vice President          1993       240,196          81,619            53,615            --                 20,258
                                 1992       233,200          93,280            30,263            --                 12,102
R. E. Dellinger (f)              1994       224,503          38,166            49,302            0/7,206            19,691
  Vice President and             1993       240,196          81,619            53,615            --                 20,258
  President Bath Division        1992       233,200          93,280            30,263            --                 12,102
R. B. Dale (f) (g)               1994       222,385          37,805            48,840            0/7,138            19,483
  Vice President and             1993       237,930          80,849            53,271            --                 20,089
  President Bed Division         1992       231,000          92,400            30,075            --                 11,996

(a) The amount shown in this column represents annual bonuses under the Company's Short-term Incentive Compensation Plan. Awards under this plan are made at the discretion of the Board of Directors.
(b) Amounts set forth in this column represent the value of shares awarded to the Named Executives during 1994, 1993, and 1992 under the Company's Long-Term Incentive Plan. The value of such shares is determined by multiplying the number of shares of stock earned by the value of the Company's Common Stock at the close of business on the date of award. The number (and value) of shares of stock held by the Named Executives at December 31, 1994 (including 1991 shares which vested on January 2, 1995) is as follows: C. G. Horn -- 14,523 shares ($370,337); J. M.
    Fitzgibbons -- 10,486 shares ($267,393); C. L. Kametches -- 7,323 shares ($186,737); R. E. Dellinger -- 7,323 shares ($186,737); and R. B.
    Dale -- 7,280 shares
                                       7

    ($185,640). The Named Executives are entitled to dividends and voting rights with respect to such stock awards as of the grant date.
(c) Includes options granted under the Director Stock Option Plan. In 1992, the Company amended its Director Stock Option Plan to, among other things, increase the period during which options granted under the plan (including options outstanding at the time of the amendment) may be exercised from one year to seven years. Options outstanding at the time of this amendment may be deemed to have been regranted and are therefore shown as granted during 1992. At the time of the amendment, J. M. Fitzgibbons and C. G. Horn each held options to purchase 3,000 shares of the Company's Common Stock under the plan.
    Effective March 1, 1994 the Board of Directors initiated a salary reduction plan under which Mr. Fitzgibbons' annual salary was reduced by $100,000 and the annual salaries of all other executive officers were reduced by 10%. In connection with such reduction, stock appreciation rights ("SARs") equal to 300 shares per $1,000 of salary reduction were granted to these employees. The SARs may be exercised up to seven years from the grant date for cash equal to increases in the market value of the Company's Common Stock above $28.50, the closing market value on March 1, 1994. The annual salaries of all executive officers were increased as of January 1, 1995 by the amount of the March 1, 1994 reduction.
(d) The amount shown in this column consists of deferred compensation allocated by the Company to the account of the Named Executives under the Executive Capital Accumulation Plan, a nonqualified deferred compensation profit sharing plan, and the value of Common Stock as of the grant date representing the Company match under the Company's Retirement Savings Plan. The account balance in the Capital Accumulation Plan of each of the Named Executives at December 31, 1994 is as follows: C. G. Horn -- $133,932; J. M. Fitzgibbons -- $94,544; C. L. Kametches -- $59,714; R. E.
    Dellinger -- $59,237; and R. B. Dale -- $58,806. The number (and value) of shares held by each of the Named Executives at December 31, 1994 in the Company's Retirement Savings Plan is as follows: C. G. Horn -- 391 shares ($9,970); J. M. Fitzgibbons -- 391 shares ($9,970); C. L. Kametches -- 360 shares ($9,180); R. E. Dellinger -- 360 shares ($9,180); and R. B.
    Dale -- 358 shares ($9,129). The Named Executives are entitled to dividends and voting rights with respect to shares held in the plan.
(e) Compensation was paid to Mr. Horn under the terms of an employment contract covering his services from January 1, 1988 through December 31, 1995 at an annual salary of at least $515,000, exclusive of normal incentive compensation, supplemental retirement and other employee benefits. Mr. Horn resigned from the Company on March 3, 1995, effective July 31, 1995. In connection with Mr. Horn's resignation, the Company agreed to pay Mr. Horn certain benefits provided for under the employment agreement. Specifically, Mr. Horn will receive on July 31, 1995 a lump sum cash payment equal to three times his annual salary. In addition, Mr. Horn will receive benefits to which he is entitled as of July 31, 1995 under existing retirement and benefit plans, including the Long-Term Incentive Plan, the Stock Appreciation Rights Plan and the Director Stock Option Plan. Mr. Horn will also be entitled to medical coverage until age 60.
(f) Certain executives of the Company are parties to agreements under which they are entitled to a lump-sum payment of an amount based on their base salary in the event of a change in control of the Company. Under the agreements, upon a change in control of the Company, the following executive officers will be entitled to receive a lump-sum payment of their base salary otherwise payable over the following number of years: J. M. Fitzgibbons, 3 years; C. L. Kametches, 2 years; and R. E. Dellinger, 2 years.
(g) Mr. Dale resigned from the Company on March 3, 1995. In connection with his resignation, Mr. Dale will continue to receive, until July 31, 1995, his salary as though he were still an employee of the Company. In addition, he will receive a cash payment equal to two times his annual salary and the present value of certain pension benefits. Mr. Dale also will continue to participate in certain other benefit and compensation programs of the Company for periods ranging from July 31, 1995 to July 31, 1997. Restricted stock granted to Mr. Dale under the Long-Term Incentive Plan and SARs granted under the SAR Plan became fully vested as of March 8, 1995.
                                       8

OPTION/SAR GRANTS IN LAST FISCAL YEAR
The following table sets forth certain information with respect to the stock options and SARs granted to the Named Executives during 1994, including the potential realizable value of such options and SARs at assumed annual rates of stock price appreciation of 5% and 10% for the option and SARs terms.

                                                                                                                 POTENTIAL
                                            INDIVIDUAL GRANTS                                                    REALIZABLE
                                                   % OF TOTAL                                                 VALUE AT ASSUMED
                                 NUMBER OF        OPTIONS/SARS,                                               ANNUAL RATES OF
                                 SECURITIES        GRANTED TO                                                   STOCK PRICE
                                 UNDERLYING       EMPLOYEES IN         EXERCISE                               APPRECIATION FOR
                                OPTIONS/SARS         FISCAL            OR BASE             EXPIRATION           OPTION TERM
NAME                           GRANTED (#)(A)        YEAR(B)         PRICE ($/SH)             DATE                 5% ($)
C. G. Horn (c)                  1,000/15,450         12.5%/6.6%     $25.625/$28.50     5-22-2001/3-1-2001     $10,432/$179,256
  President and Chief
  Operating Officer
J. M. Fitzgibbons               1,000/30,000        12.5%/12.9%       25.625/28.50     5-22-2001/3-1-2001       10,432/348,071
  Chairman and Chief
  Executive Officer
C. L. Kametches                    -- /7,206           -- /3.1%          -- /28.50           -- /3-1-2001           -- /83,607
  Senior Vice President
R. E. Dellinger                    -- /7,206           -- /3.1%          -- /28.50           -- /3-1-2001           -- /83,607
  Vice President and
  President Bath Division
R. B. Dale (d)                     -- /7,138           -- /3.1%          -- /28.50           -- /3-1-2001           -- /82,818
  Vice President and
  President Bed Division
NAME                                 10% ($)
C. G. Horn (c)                   $24,311/$417,744
  President and Chief
  Operating Officer
J. M. Fitzgibbons                  24,311/811,153
  Chairman and Chief
  Executive Officer
C. L. Kametches                       -- /194,839
  Senior Vice President
R. E. Dellinger                       -- /194,839
  Vice President and
  President Bath Division
R. B. Dale (d)                        -- /193,000
  Vice President and
  President Bed Division

(a) The number of options set forth in this table represents options granted under the Company's Director Stock Option Plan. Options granted under this plan are exercisable immediately for a period of seven years from the date of grant. See "Compensation of Directors -- Director Stock Option Plan" and "Amendments to Director Stock Option Plan" for more information with respect to the terms and conditions of options granted under the Director Stock Option Plan. The number of SARs set forth in this table represents SARs granted under the Company's Stock Appreciation Rights Plan. The SAR price equals the fair market value of the Common Stock on the date of grant. SARs granted under this plan are exercisable beginning March 1, 1995 for a period of six years.
(b) Percent of total options/SARs granted to employees includes options granted to non-employee directors and SARs granted to other executives.
(c) Mr. Horn resigned from the Company on March 3, 1995.
(d) Mr. Dale resigned from the Company on March 3, 1995.
                                       9

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
     The following table sets forth the number of unexercised options and SARs held by the Named Executives at December 31, 1994 and the value of such options and SARs at December 31, 1994, as represented by the positive spread between the exercise price of such options and the value of shares of the Company's Common Stock at December 31, 1994. No options and SARs were exercised by any of the Named Executives during 1994.

                                                                                                  VALUE OF UNEXERCISED
                                                                  NUMBER OF SECURITIES                IN-THE-MONEY
                                                                 UNDERLYING UNEXERCISED               OPTIONS/SARS
                                                                 OPTIONS/SARS AT FY-END                AT FY-END
                                                                 DECEMBER 31, 1994 (#)           DECEMBER 31, 1994 ($)
NAME                                                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
C. G. Horn (a)                                                   6,000/0        0/15,450       $  47,250              0
  President and Chief Operating Officer
J. M. Fitzgibbons                                               26,000/0        0/30,000         259,750              0
  Chairman and Chief Executive Officer
C. L. Kametches                                                      0/0         0/7,206              --              0
  Senior Vice President
R. E. Dellinger                                                      0/0         0/7,206              --              0
  Vice President and President Bath Division
R. B. Dale (b)                                                       0/0         0/7,138              --              0
  Vice President and President Bed Division

(a) Mr. Horn resigned from the Company on March 3, 1995.
(b) Mr. Dale resigned from the Company on March 3, 1995.
RETIREMENT PLAN FOR SALARIED EMPLOYEES
     Each of the Named Executives listed in the summary compensation table and all other salaried employees are participants in this plan. The plan is a qualified, defined benefit plan which, until January 1, 1981, was contributory on the part of the participants. For the calendar year 1994, the Company's aggregate contribution for all participants in the plan amounted to approximately 9.99% of the total plan compensation of the participants. Plan compensation of participants is limited to base salary and incentive bonuses earned and specifically excludes items required to be added to W-2 wages such as moving expenses and other similar forms of compensation. The plan provides benefits upon early or normal retirement of the Named Executives and employees.
     Upon normal retirement at age 65 or early retirement, the participant is paid a monthly pension by the plan trust based on years of participation in the plan. The participant's annual benefit at normal retirement is 1.5% of career average earnings, as defined, times the number of years of service up to a maximum of 20 years, plus .75% of career average earnings times the number of years of service in excess of 20 years. The normal form of benefit is a life annuity. Actuarially computed reductions in vested benefits are made in the event of early retirement or termination. The table below illustrates the estimated annual pension benefit payable by the Company under this formula to a person at normal retirement based on specified average salary "Remuneration" and years of service classifications.
                                       10

                                       YEARS OF SERVICE
REMUNERATION     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
   125,000         28,125       37,500       42,188       46,875       51,563
   150,000         33,750       45,000       50,625       56,250       61,875
   175,000         39,375       52,500       59,063       65,625       72,188
   200,000         45,000       60,000       67,500       75,000       82,500
   225,000         50,625       67,500       75,938       84,375       92,813
   250,000         56,250       75,000       84,375       93,750      103,125
   300,000         67,500       90,000      101,250      112,500      123,750
   350,000         78,750      105,000      118,125      131,250      144,375
   400,000         90,000      120,000      135,000      150,000      165,000
   450,000        101,250      135,000      151,875      168,750      185,625
   500,000        112,500      150,000      168,750      187,500      206,250
   550,000        123,750      165,000      185,625      206,250      226,875
   600,000        135,000      180,000      202,500      225,000      247,500
   700,000        157,500      210,000      236,250      262,500      288,750
   800,000        180,000      240,000      270,000      300,000      330,000
   900,000        202,500      270,000      303,750      337,500      371,250

     The Company funds the entire cost of the plan by periodic contributions to the Fieldcrest Cannon, Inc. Retirement Plan Trust, which are determined on an actuarial basis. To the extent that the annual retirement benefit exceeds certain limits established by the Internal Revenue Code of 1986, as amended (the "Code"), for payments from qualified trust funds, the difference will be paid from the general operating funds of the Company in accordance with the Company's Excess Benefit Plan described below. The Company's contributions are not allocated to the account of any particular employee. Officers participate in the plan on the same basis as approximately 2,100 other salaried employees of the Corporation.
     To protect employees (including the Named Executives) from the loss of benefits resulting from these limitations imposed by the Code, the Company sponsors a non-qualified plan, the Fieldcrest Cannon, Inc. Excess Benefit Plan (the "Excess Benefit Plan"). Should benefits under the Retirement Plan otherwise payable to participating employees be reduced to comply with these limitations, the Excess Benefit Plan will pay to such employees the difference between the benefits actually paid under the Retirement Plan and the benefits which would have been paid thereunder if the limitations had not been in effect. Payments are made to participants in the Excess Benefit Plan in the same manner and at the same time or times as under the Retirement Plan.
     At December 31, 1994, the credited service for pension calculations for the Named Executives was as follows: C. G. Horn -- 31 years; J. M. Fitzgibbons -- 3 years; C. L. Kametches -- 34 years; R. E. Dellinger -- 9 years; and R. B.
Dale -- 25 years.
     Credited compensation covered by either the Retirement Plan or the Excess Benefit Plan for 1994 for the Named Executives listed in the summary compensation table was as follows: C. G. Horn -- $656,351; J. M.
Fitzgibbons -- $614,964; C. L. Kametches -- $306,122; R. E.
Dellinger -- $306,122; and R. B. Dale -- $303,234. Directors who are not employees are not eligible to participate in the plan.
     The benefit amounts in the table shown above are not subject to deduction for Social Security benefits or other offset amounts.
                                       11

                               PERFORMANCE GRAPH
     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group, constructed by the Company, consisting of four corporations (Fieldcrest Cannon, Inc., Crown Crafts, Inc., Springs Industries, Inc., and Thomaston Mills, Inc.) that are engaged principally in the manufacture and sale of home furnishing textile products.
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG FIELDCREST CANNON, INC., S&P 500 INDEX & PEER GROUP

              (Comparison Graph appears here see plot points below)
                     1990     1991     1992      1993    1994
Fieldcrest Cannon    $30      $57      $84       $113    $117
S&P 500              $97      $126     $136      $150    $152
Peer Group           $60      $85      $116      $126    $122

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee's compensation policies applicable to the Named Executives and the other executive officers of the Company, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported in this proxy statement for 1994.
EXECUTIVE COMPENSATION POLICIES
     Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board consisting of non-employee directors. The Committee's executive compensation policies are to motivate key senior executives to achieve short-term and long-term goals, while providing competitive levels of compensation that will assist the Company in attracting and retaining qualified executives. As discussed below, these policies are implemented through annual bonuses paid under short-term incentive compensation criteria established each year by the Committee (the "Annual Bonus" or "Annual Bonuses"), awards of stock under the Long-Term Incentive Plan (the "Long-Term Plan"), stock appreciation rights under the 1994 Employee and Director Stock Appreciation Rights Plan (the "SAR Plan"), deferred compensation paid pursuant to the Executive Capital Accumulation Plan (the "Capital Accumulation Plan") and the payment of base salaries at a level that is consistent with the incentive-based aspects of the Committee's policies.
                                       12

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION
     The key mechanism of the Committee's incentive-based compensation policies are the Annual Bonuses, which are paid to the Company's executive officers if the Company achieves a minimum return on equity ("ROE") for the year. The Committee believes that ROE usually provides a reasonably accurate comparison of corporate performance with that of the Company's peers. The criteria for Annual Bonuses for 1994 provided that each of the Company's executive officers could earn a bonus equal to certain specified percentages of his base salary, depending on the Company's ROE for the year. Based on the ROE achieved by the Company for 1994, which increased over the ROE achieved in 1993, the Named Executives received bonuses equalling 17% of their base salaries.
     The Committee believes that stock ownership and stock-based compensation are important tools to improve the Company's long-term performance and enhance stockholder value and has used awards of Common Stock under the Long-Term Plan and cash SAR awards under the SAR Plan to help achieve this goal.
     Share awards under the Long-Term Plan vest after four years of continued employment (or earlier in the event of death, disability or normal retirement). Accordingly, executives who receive awards of shares are motivated to improve corporate performance and increase stockholder value on a long-term basis. By this means, the interests of such executives are further aligned with those of the Company's stockholders. In determining the amount of shares of stock to be awarded, the Committee considers, in addition to the incentive-based purpose of the plan, the recent performance of the Company and other factors such as whether actions during the year that promote long-term goals of the Company may have been at the expense of short-term performance, thereby reducing ROE and the amount of the Annual Bonuses.
     The SAR Plan enables selected key employees and non-employee Directors to receive cash-only SAR awards, which entitle the recipient to a cash-only payment based on the increase in the fair market value of the Common Stock from the date of grant of the SAR to the date of exercise. The plan is designed to motivate participants to increase long-term stockholder value. Each non-employee Director receives an annual award for 1,000 units.
     Two executives of the Company also are Directors and, accordingly, participate in the Company's Director Stock Option Plan. Under this plan, each Director is automatically awarded an annual option to purchase 1,000 shares, which may be exercised during a term of seven years. This plan also is designed to promote a closer identification of the interests of the Directors with those of the stockholders and stimulate efforts to enhance stockholder value.
     The Capital Accumulation Plan, a nonqualified deferred compensation profit sharing plan, also is designed to motivate the Company's executives to improve corporate performance. The plan provides for the Company to credit to the executives' deferred compensation accounts, as of each December 31, an aggregate amount as determined with respect to each Plan Year in the discretion of the Committee. This aggregate amount is allocated among the several executives' accounts pro rata based on their relative compensation. Amounts credited to the accounts of the Named Executives for 1994, 1993 and 1992 are set forth in the Summary Compensation Table.
     The base salaries of the Company's executives are generally set at levels that will attract and retain qualified executives, taking into account the Compensation Committee's desire to link a significant percentage of an executive's compensation to corporate performance. Year-to-year adjustments are made on a subjective basis each year based on a number of factors, including the Company's performance and company-wide salary adjustments. Salary increases for executives in the past three years have been relatively modest, in keeping with the Committee's view of the level of improvement in corporate performance. Effective March 1, 1994 the Board of Directors initiated a salary reduction plan under which Mr. Fitzgibbons' annual salary was reduced by $100,000 and the annual salaries of all other executive officers were reduced by 10%. In connection with such reduction, stock appreciation rights ("SARs") equal to 300 shares per $1,000 of salary reduction were granted to these employees. The SARs may be exercised up to seven years from the grant date for cash equal to increases in the market value of the Company's Common Stock above $28.50, the closing market value on March 1, 1994. The annual salaries of all executive officers were increased as of January 1, 1995 by the amount of the March 1, 1994 reduction. In 1994, the Company implemented a wage increase for its non-exempt employees, and the salaries of the Company's executives were in general adjusted accordingly.
                                       13

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER
     1994 compensation paid to J. M. Fitzgibbons, the Company's Chief Executive Officer, was based on the factors generally applicable to compensation paid to executives of the Company as described above. The Annual Bonus of $74,794 paid to Mr. Fitzgibbons for 1994 was based on the criteria established by the Committee in late 1993 and applied generally to all recipients of Annual Bonuses.
     The Committee awarded Mr. Fitzgibbons 4,393 shares of Common Stock in February 1995, under the Long-Term Plan with respect to 1994. This award, which will vest in 1998, was based on moderate improvement in corporate performance for 1994. Mr. Fitzgibbons was awarded 30,000 SARs in 1994 in recognition of a $100,000 reduction in his annual base salary. The amount credited to Mr. Fitzgibbons' deferred compensation account for 1994 was set by the terms of the Capital Accumulation Plan.
     The foregoing report is submitted by the members of the Compensation Committee.

Tom H. Barrett
John C. Harned
W. Duke Kimbrell

                II. ADOPTION OF 1995 EMPLOYEE STOCK OPTION PLAN
BACKGROUND
     The Board of Directors approved the adoption of the 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc. on March 8, 1995, subject to the adoption of the final form of the plan and related agreements by the Compensation Committee of the Board of Directors (the "Committee") and the approval of the plan by the stockholders at the 1995 annual meeting of stockholders. The Committee approved the plan on March 8, 1995. Options may be granted under the plan on and after the effective date (March 8, 1995) provided the stockholders approve the plan, but no later than March 7, 2005. The discussion which follows is qualified in its entirety by reference to the plan, a copy of which is attached to the proxy statement as Exhibit A.
     A maximum of 435,000 shares of Common Stock may be issued pursuant to options granted under the plan, and the Board of Directors has reserved such number of shares for this purpose. The number of shares reserved for issuance under the plan may be adjusted in the event of an adjustment in the capital stock structure of the Company or a related corporation affecting the Common Stock (due to a merger, consolidation, reorganization, stock split, stock dividend or similar event), and the Committee is authorized to adjust options and terms of the plan in the event of a change in the capital stock in order to prevent dilution or enlargement of options. On March 8, 1995, the closing sales price of the Common Stock as reported on the New York Stock Exchange was $21.50 per share.
PURPOSE AND ELIGIBILITY
     The purpose of the plan is to encourage and enable selected key employees of the Company to acquire or increase their holdings of Common Stock in the Company in order to promote a closer identification of their interests with those of the Company and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Company. The purpose will be carried out by the granting of incentive stock options ("incentive options") and nonqualified stock options ("nonqualified options") (collectively, "options") to key employees selected to participate in the plan. The material terms of each type of option are discussed below.
     A "key employee" is defined in the plan to mean an employee of the Company or a related corporation who is in a position materially to affect the profits of the Company or such related corporation by reason of the nature and extent of such employee's duties, responsibilities, personal capabilities, performance and potential. Under the plan, the Committee shall determine those persons who qualify as key employees. Approximately 20 persons qualify as key employees at this time.
ADMINISTRATION; AMENDMENT AND TERMINATION
     The plan shall be administered by the Committee. Members of the Committee are intended to qualify as "disinterested persons," as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as
                                       14
amended (the "Exchange Act"). Under the terms of the plan, the Committee has full and final authority to take any action with respect to the plan, including, without limitation, the authority to (i) determine the individuals to receive options, the nature of each option as an incentive option or nonqualified option (as described below), the times when options shall be granted, the number of shares subject to each option, the option price, the option period, the time or times when each option shall be exercisable and the other terms, conditions, restrictions and limitations of an option; (ii) prescribe the form or forms of agreements related to options granted under the plan; (iii) establish, amend and rescind rules and regulations for the administration of the plan; and (iv) construe and interpret the plan and agreements related to options, establish and interpret rules and regulations for administering the plan and make all other determinations deemed necessary or advisable for administering the plan. The plan is intended to comply with Rule 16b-3 under the Exchange Act.
     The plan may be amended or terminated by the Board of Directors, subject to the following: (i) no amendment or termination may adversely affect the rights of an optionee recipient with respect to an option previously granted without the optionee's consent; and (ii) stockholder approval is required of any amendment that would increase the aggregate number of shares issuable under the plan (except to the extent of adjustments, as discussed above), or materially change the requirements for eligibility to receive an option or be required under Section 16(b) of the Exchange Act. In addition, no incentive option may be amended without (i) the consent of the optionee, and (ii) if deemed necessary by the Committee, the opinion of legal counsel to the Company that such an amendment will not be a "modification" under Section 424 of the Code.
OPTIONS
     The plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of Common Stock. However, nonqualified options are only intended to be granted to the extent that an option does not qualify as an incentive option. The option price at which an option may be exercised shall be the fair market value per share of Common Stock on the date of the option grant, as determined in good faith by the Committee. The "fair market value" shall mean the closing price per share of the Common Stock on the New York Stock Exchange on the last trading day prior to the date the option was granted; or if there was no such sale on such day, the fair market value as determined in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code.
     The period during which an option may be exercised shall be determined by the Committee at the time of option grant and may not extend more than ten years from the date of grant. Subject to the foregoing, an option shall be exercisable over the option period as follows: (i) no option may be exercised before the expiration of one year from the date of grant, and (ii) thereafter, 25 percent of the total number of shares to which the option relates may be exercised within the first year, and options for 25 percent of such total may be exercised within each of the next three years. In addition, the Committee may in its discretion accelerate the date for exercising all or any part of an option. Any option or portion thereof that is not exercised before expiration of the applicable option period shall terminate. The option price may be paid in cash, shares of Common Stock owned by the optionee at the time of exercise (valued at fair market value as of the date of exercise), or, if the Committee so permits, by cashless exercise.
     Pursuant to the terms of the plan, an employee must be continuously employed by the Company or a related corporation since the time of grant in order to exercise an option. If an employee becomes disabled (as determined by the Committee), shares acquired upon exercise of an incentive option shall be subject to Sections 421 and 422 of the Code only if and to the extent that the option exercise occurs within twelve months less one day following the date the optionee's employment is terminated due to disability. If the employment of an optionee is terminated due to death, the option may be exercised only to the extent exercisable on the date of the optionee's death (unless the Committee, in its discretion, accelerates the exercise period), and such option must be exercised prior to the earlier of the end of the twelve-month period after the optionee's death or the end of the option period. If the employment of an optionee is terminated for any reason other than death or disability, options are exercisable only to the extent exercisable on the date of termination, unless the Committee, in its discretion, accelerates the date that an option not otherwise exercisable may be exercised. Such options must be exercised before the earlier of the end of the option period or the end of the three-month period less one day after the optionee's termination.
                                       15

NONTRANSFERABILITY; DIVIDEND AND VOTING RIGHTS; WITHHOLDING
     The terms of the plan provide that options are not transferable other than by will or the laws of intestate succession, except to the extent that such transfer may be permitted by the Code, Rule 16b-3 or any successor thereto. Optionees subject to Section 16 of the Exchange Act may not, without the consent of the Committee, transfer shares of Common Stock acquired pursuant to an option until six months have elapsed since the grant of the option. Shares acquired upon the exercise of an incentive option may be entitled to the favorable tax treatment described in Section 421 of the Code only if such shares are not disposed by the optionee before two years from the date of option grant or one year from the date of transfer of the shares to the optionee. With respect to nonqualified options, the plan requires recipients to pay in cash the amount of withholding taxes.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.
  INCENTIVE STOCK OPTIONS
     Incentive options granted under the plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the optionee has continuously been an employee of the Company from the date of grant to three months before the date of exercise (except in the event of death or disability). The Company will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive option treatment described above are not met, the option will be treated as a nonqualified stock option.
     Pursuant to the Code and the terms of the plan, in no event can there first become exercisable by an optionee in any one calendar year incentive options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the plan exceeds the foregoing limitation, it will be treated for all purposes under the plan as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the option price is at least equal to 110% of the fair market value of the stock on the date the option is granted and the period of the option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.
  NONQUALIFIED STOCK OPTIONS
     If an optionee receives a nonqualified option, the difference between the market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the optionee on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. The optionee's basis in shares of Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the optionee will be taxed as a capital gain or loss to the optionee, and will be long-term capital gain or loss if the optionee has held the stock for more than one year at the time of sale.
     Pursuant to the terms of the plan, the Committee will require any recipient of shares of Common Stock pursuant to exercise of a nonqualified stock option to pay the corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the corporation to such authority for the account of such recipient.
                                       16

CHANGE OF CONTROL
     The plan provides that, upon a change of control, all options outstanding as of the date of the change of control shall become fully exercisable, whether or not then otherwise exercisable. Notwithstanding the foregoing, the plan authorizes the Committee, in the event of a merger, share exchange, reorganization or other business combination affecting the Company or a related corporation, to determine that any or all awards shall not vest or become exercisable on an accelerated basis, if the Board of Directors or the surviving or acquiring corporation takes such action (including but not limited to the grant of substitute awards) which, in the opinion of the Committee, is equitable or appropriate to protect the rights and interests of participants under the plan.
     For the purposes of this section, a "change of control" is considered to have occurred on the earliest of the following dates: (i) the date any entity or person shall become the beneficial owner, or shall have obtained voting control over 30 percent or more of the outstanding Common Stock; (ii) the date the stockholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation in a transaction in which the Company is not the surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or property of another corporation (other than a merger in which the proportionate ownership of the shareholders of the Company remains unchanged) or (B) to sell or dispose of substantially all of the assets of the Company; or (iii) the date there shall have been a change in a majority of the Board of Directors of the Company within a twelve-month period (unless the nomination for election by the Company's stockholders of each new director was approved by a two-thirds vote of the directors then still in office who were in office at the beginning of the twelve-month period).
PLAN BENEFITS
     The Committee has discretion to determine the amount of options to be granted to key employees under the plan. Therefore, the amount of options that will be received by any key employee, and the value thereof, are not presently determinable.
     The Board of Directors recommends that the stockholders vote "FOR" the proposal to adopt the plan.
              III AND IV. AMENDMENTS TO DIRECTOR STOCK OPTION PLAN
BACKGROUND; OPERATION OF PLAN
     The Director Stock Option Plan of Fieldcrest Cannon, Inc. was adopted effective April 24, 1990, and amended and restated effective April 28, 1992. The purpose of the plan is to encourage and enable Directors to acquire or increase their ownership of the Common Stock and to promote a closer identification of their interests with those of the Company and its stockholders. This purpose is carried out through the granting to Directors of options to purchase shares of Common Stock of the Company. Under the terms of the plan, Directors who are employees of the Company or a related corporation are granted options intended to qualify as incentive options and Directors who are not employees of the Company or a related corporation are granted nonqualified options.
     The plan currently provides for an annual grant of an option for 1,000 shares of Common Stock to each person who is a Director at the time of grant. The grant is made on the fifth business day after the annual meeting of stockholders. The Company has reserved 500,000 shares of Common Stock for issuance pursuant to the plan (subject to adjustments due to a merger, consolidation, stock split, stock dividend or similar event). As of March 8, 1995, eight Directors were eligible to receive options under the plan. On March 8, 1995, the closing sales price of the Common Stock as reported on the New York Stock Exchange was $21.50 per share. The plan is administered by the Compensation Committee of the Board of Directors (the "Committee").
     Under the terms of the plan, the option exercise price is the per share fair market value of the Common Stock on the date of grant, as determined in good faith by the Committee. The "fair market value" is deemed to be the closing price per share of the Common Stock on the New York Stock Exchange on the last trading day prior to the date the option is granted, or, if there was no such sale on such trading day, the fair market value as determined in accordance with
Section 20.2031-2 of the Federal Estate Tax Regulations or in any other manner consistent with the Code. The period during which an option may be exercised is seven years, and, upon exercise, the option price must be paid in cash.
                                       17

     The plan currently provides that no option may be exercised unless (subject to certain exceptions) the optionee is a Director at the time of exercise and has continuously served as a Director since the date of grant. Any option (or portion thereof) which is not exercised before the expiration of the option will terminate. Options granted under the plan are not transferable other than by will or the laws of intestate succession (subject to certain exceptions). Optionees subject to Section 16 of the Exchange Act may not, without the consent of the Committee, transfer shares of Common Stock acquired upon exercise of an option until six months have elapsed since the date of the option grant.
     The plan may be amended by the Board of Directors, provided that (i) no amendment or termination may adversely affect the rights of an optionee recipient with respect to an option previously granted without the optionee's consent; and (ii) stockholder approval is required of any amendment that would require such approval pursuant to Rule 16b-3 under the Exchange Act. In addition, plan provisions regarding the amount of shares for which options may be granted, the timing of grants and the method of determining the option price may not be amended more often than once every six months, unless required pursuant to the Code or related rules.
PROPOSED AMENDMENTS
     On March 8, 1995, the Board of Directors adopted a resolution to amend the plan, subject to stockholder approval, to increase the number of shares subject to each annual grant from 1,000 to 2,000 shares of Common Stock and to permit Directors to exercise options granted under the plan until up to 90 days after termination from service as a Director. The proposed amendment to increase the annual option grant is intended to further encourage Directors of the Company to acquire or increase their holdings of Common Stock, and to compensate the Directors for their services to the Company and related corporations. Employee Directors are eligible under the plan to receive incentive stock options and nonqualified stock options. Non-employee Directors are eligible to receive only nonqualified stock options. For a discussion of the federal income tax consequences of incentive stock options and nonqualified stock options, see "Proposal to Adopt the 1995 Employer Stock Option Plan -- Certain Federal Income Tax Consequences."
     If the proposal to amend the plan to increase the annual grant as described above is approved by the stockholders, each nominee for Director of the Company named under "Election of Directors" above, if he is elected by the stockholders at the annual meeting, will receive an option to purchase 2,000 shares of Common Stock on the fifth business day after the annual meeting, and will receive an option for an equal number of shares annually thereafter for so long as he is a Director. The value of such options is not presently determinable.
     The proposed amendment to extend the option period would permit a Director to exercise options for up to 90 days after termination of service, provided the Director has continuously served as a Director since the date of option grant and the option period has not expired. Directors who receive incentive stock options are subject to additional restrictions on the period of exercise. The purpose of the amendment is to afford Directors more flexibility in exercising options granted under the plan.
     The Board of Directors recommends that the stockholders vote "FOR" the proposals to adopt the foregoing amendments to the plan.
              V. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
     The Board of Directors of the Company, upon the recommendation of its Audit Review Committee, has selected the firm of Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the year 1995, subject to ratification by the stockholders. This firm has audited the accounts of the Company since its organization and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of independent auditors. Ernst & Young LLP representatives are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.
     The Board of Directors recommends a vote "FOR" ratification.
                                       18

                             STOCKHOLDER PROPOSALS
     Stockholders having proposals which they desire to present at next year's annual meeting should, if they desire that such proposals be included in the Board of Directors' proxy and proxy statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Eden, North Carolina, not later than December 8, 1995. To be so included, all such submissions must comply with the requirements of Rule 14a-8 under the Exchange Act and the Board of Directors directs the close attention of interested stockholders to that Rule. In addition, the Company's By-Laws provide that in order for business to be brought before an annual meeting of stockholders, a stockholder must deliver written notice of such business to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting (or if less than 70 days' notice or prior public disclosure of the meeting date is given by the Company, the stockholder's written notice must be delivered by the 10th day following announcement of the meeting date). In addition to briefly describing the business to be brought before the meeting and the reason for conducting such business at the meeting, the notice must identify the stockholder's name and address as they appear on the Company's books, the class and number of shares beneficially owned by the stockholder and the stockholder's interest in the business to be brought before the meeting if such interest is material.
     Under the Company's By-Laws, a stockholder may nominate a candidate for election to the Board of Directors of the Company by giving written notice to the Secretary of the Company. The notice must be delivered not less than 60 days nor more than 90 days prior to the meeting (or if less than 70 days' notice or prior public disclosure of the meeting date of the meeting is given by the Company, such nomination must have been mailed or delivered to the Secretary by the 10th day following announcement of the meeting date). Such notice must set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address as they appear on the Company's books of such stockholder and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.
                                 OTHER MATTERS
     The shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions, if any, given therein. The Company does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder.
                                          By Order of the Board of Directors,
                                          M. KENNETH DOSS
                                          SECRETARY
326 East Stadium Drive
Eden, North Carolina 27288
March 22, 1995
                                       19

                                                                       EXHIBIT A
                        1995 EMPLOYEE STOCK OPTION PLAN
                                       OF
                            FIELDCREST CANNON, INC.

                       1995 EMPLOYEE STOCK OPTION PLAN OF
                             FIELDCREST CANNON, INC
1. PURPOSE.
     The purpose of the 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc. (the "Plan") is to encourage and enable selected key employees of Fieldcrest Cannon, Inc. (the "Corporation") to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the granting of incentive stock options ("Incentive Options") and nonqualified stock options ("Nonqualified Options"). Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options."
2. ADMINISTRATION OF THE PLAN.
          (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board"), each member of which shall be a "disinterested person," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall be comprised of no fewer than the minimum number of disinterested persons as may be required by Rule 16b-3 (or any successor rule).
          (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan including, without limitation, the following: (i) to determine the individuals to receive Options, the nature of each Option as an Incentive Option or (to the extent provided in Section 6(c) herein) a Nonqualified Option, the times when Options shall be granted, the number of shares to be subject to each Option, the Option price (determined in accordance with Section 6), the Option period, the time or times when each Option shall be exercisable and the other terms, conditions, restrictions and limitations of an Option;
     (ii) to prescribe the form or forms of the agreements evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, the rules and regulations, and the agreements evidencing Options granted under the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan.
3. EFFECTIVE DATE.
     The effective date of the Plan shall be March 8, 1995. Options may be granted under the Plan on and after the effective date, but not after March 7, 2005.
4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.
     The number of shares of Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 435,000 shares of authorized but unissued Common Stock, or shares of Common Stock held in the Corporation's treasury, including shares purchased on the market. The Corporation hereby reserves sufficient authorized shares to provide for the exercise of such Options. Any shares subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subject to an Option granted under the Plan. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Options or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options.
                                       2

5. ELIGIBILITY.
     An Option may be granted only to an individual who satisfies the following eligibility requirements on the date the Option is granted:
          (a) The individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.
          (b) The individual falls within the classification of key employees of the Corporation or a related corporation. For this purpose, a "key employee" is an employee of the Corporation or a related corporation who the Committee determines is in a position materially to affect the profits of the Corporation or such related corporation by reason of the nature and extent of such employee's duties, responsibilities, personal capabilities, performance and potential.
          (c) With respect to the grant of Incentive Options, the individual does not own, immediately before the time that the Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an Option if the price at which such Option may be exercised is greater than or equal to 110 percent of the fair market value of the shares on the date the Option is granted and the period of the Option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code").
          (d) The individual, being otherwise eligible under this Section 5, is selected by the Committee as an individual to whom an Option shall be granted (an "Optionee").
6. OPTION PRICE.
     The price per share at which an Option may be exercised (the "Option price") shall be the fair market value per share of the Common Stock on the date the Option is granted. For this purpose, the following rules shall apply:
          (a) An Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option.
          (b) The fair market value of the Common Stock on the date the Option is granted shall be determined in good faith by the Committee and shall be the price per share of the last sale of such shares on the New York Stock Exchange on the last trading day prior to the date the Option is granted; or if there was no such sale on such trading day, the fair market value shall be determined in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.
          (c) In no event shall there first become exercisable by the Optionee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an Option is granted) greater than $100,000. To the extent that any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.
7. OPTION PERIOD AND LIMITATIONS ON THE RIGHT TO EXERCISE OPTIONS.
          (a) The period during which an Option may be exercised (the "Option period") shall be determined by the Committee when the Option is granted and shall extend from the date the Option is granted to a date not more than ten years from the date on which the Option is granted. Subject to the restriction contained in the preceding sentence and except as otherwise provided in this Plan, an Option shall be exercisable over the Option period in the following amounts: none before the expiration of one year from the date the Option is granted; thereafter, twenty-five percent (25%) of the total number of shares to which the Option relates within the first year and twenty-five percent (25%) of such total within each of the subsequent three years;
                                       3
     provided, that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on such date. If the Option for a particular year is not exercised in full, the unexercised Option (or unexercised portion) may be carried over and exercised at any time during the Option period. Any Option or portion thereof not exercised before the expiration of the Option period shall terminate.
          (b) An Option may be exercised by giving written notice to the Secretary of the Corporation. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash, (ii) shares of Common Stock owned by the Optionee at the time of exercise, or (iii) in any combination of the foregoing. Shares of Common Stock tendered in payment upon the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b). Notwithstanding the foregoing, the Committee, in its sole discretion and subject to such terms and conditions as it determines, may also permit all or a portion of the purchase price of an Option to be paid by the Optionee made by delivery of a properly executed written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option price.
          (c) No Option shall be exercised unless the Optionee is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to the following:
             (i) An Option shall not be affected by any change in the terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Corporation or a related corporation.
             (ii) The employment relationship of an Optionee shall be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee shall also be treated as continuing intact while the Optionee is not in active service because of disability; provided, that shares acquired by the Optionee pursuant to exercise of an Incentive Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Optionee's employment is considered to be terminated because of such disability under Section 422. For purposes of this subparagraph (c)(ii), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee shall determine whether an Optionee is disabled within the meaning of this subparagraph.
             (iii) If the employment of an Optionee is terminated because of death, the Option may be exercised only to the extent exercisable on the date of the Optionee's death, except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on such date. The Option must be exercised, if at all, prior to the earlier of: (A) the close of the period of twelve months next succeeding the date of death, or (B) the close of the Option period. Such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.
             (iv) If the employment of the Optionee is terminated for any reason other than disability or death, the Option may be exercised only to the extent exercisable on the date of such termination of employment, except that the Committee may in its discretion accelerate the date of exercising all or any part of the Option which was not otherwise exercisable on the date of such termination of employment. The Option must be exercised, if at all, prior to the earlier of: (A) the close of the period of three months less one day next succeeding the date of termination of employment, or (B) the close of the Option period.
                                       4

          (d) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Optionee and distributed to the Optionee (or his beneficiary) as soon as practicable following receipt of notice of exercise.
          (e) Nothing in the Plan shall confer upon the Optionee any right to continue in the employment of the Corporation or a related corporation, or to interfere in any way with the right of the Corporation or a related corporation to terminate the Optionee's employment at any time.
8. NONTRANSFERABILITY OF OPTIONS AND SHARES.
     Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 under the Exchange Act or any successor statute or rule:
          (a) An Option shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. An Option shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.
          (b) If an Optionee is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon the exercise of an Option shall not, without the consent of the Committee, be transferable (including by pledge or hypothecation) until the expiration of six months after the date the Option was granted.
          (c) Shares acquired upon exercise of an Incentive Option shall be entitled to the tax treatment described in Section 421 of the Code only if the shares are not disposed of by the Optionee before two years from the date of grant of the Incentive Option nor before one year from the date of transfer of such shares to the Optionee.
9. WITHHOLDING.
     The Corporation shall require any recipient of shares pursuant to the exercise of a Nonqualified Option to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such Optionee.
10. CERTAIN DEFINITIONS.
     For purposes of the Plan, the following terms shall have the meaning indicated:
          (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.
          (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time as of which a determination is being made, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.
          (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.
          (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.
          (e) In general, terms used in the Plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock options.
                                       5

11. STOCK OPTION AGREEMENT.
     The grant of any Option under the Plan shall be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the Optionee. Such Agreement shall set forth the type of Option, the date of grant of the Option, the Option price, and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Committee shall determine, which are consistent with the provisions of the Plan and applicable law and regulations.
12. RESTRICTIONS ON SHARES.
     The Corporation may impose such restrictions on any shares purchased under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, and under any requirements of the New York Stock Exchange and any blue sky or securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
13. AMENDMENT OR TERMINATION; TERM.
     The Plan may be amended or terminated by action of the Board; provided, that:
          (a) Such amendment or termination shall not, without the consent of an Optionee, adversely affect the rights of the Optionee with respect to an Option previously granted;
          (b) Any amendment which would (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than adjustments as described in Section 4) or (ii) materially change the requirements for eligibility to receive Options under the Plan shall be made only with the approval of the stockholders of the Corporation.
          (c) No Incentive Option shall be amended without (i) the consent of the Optionee and (ii) the opinion of legal counsel to the Corporation that such amendment will not constitute a "modification" within the meaning of
     Section 424 of the Code if the Committee determines such an opinion is necessary.
Notwithstanding the foregoing, stockholder approval shall be required for any other amendments which require such approval in order to secure an exemption from Section 16(b) of the Exchange Act (or any successor statute or rule). The term of the Plan shall end on the earlier of: (i) the effective date of termination of the Plan by the Board, or (ii) that date the Committee shall have granted Options to purchase the last of the aggregate shares which are available for Options hereunder. Any Options outstanding at the end of the term shall continue to be outstanding and exercisable for the remainder of the Option period.
14. CHANGE OF CONTROL.
     (a) Upon the occurrence of a Change of Control (as defined in Section 14(b) herein), all Options then outstanding under the Plan shall become fully exercisable as of the date of the Change of Control, whether or not then otherwise exercisable. Notwithstanding the foregoing, an Optionee who is subject to Section 16 of the Exchange Act may not sell or otherwise transfer shares of Common Stock acquired upon exercise of an Option until the expiration of six months after the date the Option was granted.
     (b) For the purposes herein, a "Change of Control" shall be deemed to have occurred on the earliest of the following dates:
          (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding Common Stock of the Corporation;
          (ii) The date the stockholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership
                                       6
     of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or
          (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a twelve (12) month period unless the nomination for election by the Corporation's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period. (For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 of the Exchange Act.)
     (c) Notwithstanding the foregoing, in the event of a Change of Control, the Committee may, in its sole and absolute discretion, determine that any or all Options may not become immediately exercisable if the Board of Directors of the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the making of substitute awards, as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants in the Plan.
15. COMPLIANCE WITH APPLICABLE LAWS AND RULES.
     The Plan is intended to comply with Rule 16b-3 under the Exchange Act and
Section 422 of the Code (to the extent applicable to Incentive Options), or any successor statute or rule, and shall be construed in accordance with such provisions. If any Plan provision is found not to be in compliance with Section 422 of the Code or Rule 16b-3 of the Exchange Act, the provision shall be deemed null and void. Further, if the plan does not contain any provision required to be included herein under Section 422 of the Code or Rule 16b-3 under the Exchange Act, then, to the extent permitted by the foregoing statute or rule, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.
16. STOCKHOLDER APPROVAL.
     The Plan is subject to the approval of the stockholders of the Corporation, which approval must occur, if at all, within twelve months following the effective date of the Plan, and in no event later than the next annual meeting of the stockholders following the grant of Options under the Plan. All Options granted prior to stockholder approval of the Plan shall be conditional upon such approval, and no Option shall be exercisable prior to such approval.
17. APPLICABLE LAW.
     Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.
                                       7

     IN WITNESS WHEREOF, this 1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc. has been executed in behalf of the Corporation effective as of the 8th day of March, 1995.
                                            FIELDCREST CANNON, INC.
By:
    Chairman and Chief Executive
Officer
Attest:

               Secretary
[CORPORATE SEAL]
                                       8


*****************************************************************************
                              APPENDIX
      The undersigned hereby appoints James M. Fitzgibbons proxy, with power of substitution, and all powers the undersigned would possess if personally present to vote at the meeting of stockholders of Fieldcrest Cannon, Inc. called to be held at the Company's offices at 1271 Avenue of the Americas, New York, New York, April 24, 1995 at 10 o'clock a.m., and any adjournment thereof, upon the following matters, all as more fully described in the Notice of Meeting and Proxy Statements, receipt of which is hereby acknowledged, and in their discretion upon other matters properly coming before the meeting:

   I.   Election of Directors
        FOR       Tom H. Barrett, James M. Fitgbbons, Williams E. Ford,
        [ ]       John C. Harned, Noah T. Herndon, S. Roger Horchow, W. Duke
                  Kimbrell, C. John Kjorlien

        VOTE WITHHELD    To withhold authority to vote for any individual
        [ ]              nominee strike a line through the nominee's name
                         in the list above.
   II. FOR AGAINST ABSTAIN  Adoption of 1995 Employee Stock Option Plan.
       [ ]  [ ]     [  ]
  III. FOR AGAINST ABSTAIN  Amendment to Director Stock Option Plan to increase
       [ ]  [ ]     [  ]    annual option grant from 1,000 to 2,000 shares.
   IV. FOR AGAINST ABSTAIN  Amendment to Director Stock Option Plan to extend
       [ ]  [ ]     [  ]    period.
    V. FOR AGAINST ABSTAIN  Ratification of the Board of Directors' selection
       [ ]  [ ]     [  ]    of Ernst & Young, independent accountants, as
                            auditors for the Company.

                                   (Continued and to be signed on reverse side)

  VI. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS ENTITLED TO ONE VOTE PER SHARE AND WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS, I, II, III, IV, AND V.

 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                       1995
Date                          Signature


                              Signature if held jointly

                                                      Common Stock
                                 This Proxy is entitled to one vote per share.
Please, Date, Sign and Mail This Proxy in the Enclosed Envelope. No Postage is Required.